Exhibit 10.1.2

SECOND AMENDMENT TO LEASE AGREEMENT
THIS SECOND AMENDMENT TO LEASE AGREEMENT (“this Second Amendment”) is dated as of August 15, 2012 (“Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and OPGEN, INC., a Delaware corporation, having an address at Suite 220, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”).
RECITALS
A.            Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of June 30, 2008, as amended by a First Amendment to Lease dated as of April 4, 2011 (“First Amendment”; the Original Lease and the First Amendment are hereinafter collectively referred to as the “Lease”), wherein Landlord leased to Tenant certain premises located at Suite 220, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

B.            Landlord and Tenant desire to amend the Lease, among other things, to clarify the provisions in the Lease dealing with Permitted Uses and the Hazardous Materials List.

AGREEMENT
Now, therefore, the parties hereto agree that the Lease is amended as follows:
1.            Permitted Uses.  The definition of “Permitted Uses” in the Basic Lease Provisions is hereby amended by deleting that provision in its entirety and replacing it with the following new definition:

(a)            research and development laboratory, laboratory production, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.  For purposes of this Lease, “laboratory production” means the manufacture and packaging of materials to be used in laboratory based kits in accordance with this Lease (including, but not limited to, Section 30), and the manufacture and packaging of instruments to be sent to third parties.

2.            Hazardous Materials List.  Section 30(b) of the Lease is hereby amended by deleting that provision in its entirety and replacing it with the following new Section 30(b):

Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant shall from time to time, (i) within 10 days after request from Landlord, deliver to Landlord a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”), and (ii) concurrent with the receipt from or submission to a Governmental Authority or otherwise within 10 days after request from Landlord, deliver to Landlord true and correct copies of the following documents (“Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed by or on behalf of Tenant or any Tenant Party in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

3.            Miscellaneous.

(a)            Terms used in this Second Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

(b)            This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(c)            This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(d)            This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

(e)            Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Second Amendment and that no Broker brought about this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

(f)            Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.  Regardless of whether specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment under seal as of the day and year first above written.
TENANT:

OPGEN, INC.,
a Delaware corporation

By:    /s/ C. Douglas White(SEAL)
Name:     C. Douglas White
Title:        CEO

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:     ARE-GP 708 Quince Orchard QRS CORP.,
             a Maryland corporation, managing member

By:    /s/ Jackie Clem(SEAL)
Name:           Jackie Clem
Title:              VP Real Estate Legal Affairs

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